                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                NTL Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Lauren Hochman Blair, Esq.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                           [LOGO OF NTL INCORPORATED]
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1997
                          ---------------------------

     The Annual Meeting of Stockholders of NTL Incorporated (the "Company") will be held at 9:45 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019, for the following purposes:

        1.  To elect two directors to the Board of Directors.

        2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1997.

        3.  To approve an amendment to the Company's Employee Stock Option Plan.

        4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1996 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                         By order of the Board of Directors,

                                             RICHARD J. LUBASCH
                                                 Secretary
New York, New York
April 28, 1997

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of NTL Incorporated, formerly International CableTel Incorporated (the "Company" or "NTL"), or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of the stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1997, will be entitled to vote at the meeting. At the close of business on April 14, 1997, 32,096,667 shares of Common Stock were outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote.

     The proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about April 28, 1997.

     The meeting will be held at 9:45 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $4,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                                  NAME CHANGE

     In March 1997, the Company changed its name from International CableTel Incorporated to NTL Incorporated to reflect the integration of the services provided by the Company and NTL Group Limited (which the Company acquired in May
1996) to create a national telecommunications company in the United Kingdom and to capitalize on NTL Group Limited's legacy in the United Kingdom as a provider of reliable communications services in a variety of disciplines.

                        SECURITY OWNERSHIP OF PRINCIPAL

                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 10, 1997, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Company's Common Stock.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           --------------------------------------------------------
                                                         PRESENTLY
                                                        EXERCISABLE
      EXECUTIVE OFFICERS, DIRECTORS         COMMON      OPTIONS AND
        AND PRINCIPAL STOCKHOLDERS          STOCK       WARRANTS(1)        TOTAL        PERCENT (2)
------------------------------------------ --------     -----------     -----------     -----------
George S. Blumenthal (3)..................   128,785     1,686,759        1,815,544          5.38%
J. Barclay Knapp..........................   140,932     1,632,779        1,773,711          5.26
Richard J. Lubasch (4)....................    23,279       206,462          229,741             *
Leigh Costikyan Wood......................       695        75,889           76,584             *
Gregg Gorelick............................    41,426        36,630           78,056             *
John F. Gregg.............................       800        68,000           68,800             *
Thomas S. DellaRocco (5)..................     4,755       165,555          170,310             *
Steven L. Wagner..........................        --        61,332           61,332             *
Hamid R. Heidary..........................     2,500        72,000           74,500             *
Ted H. McCourtney (6).....................    85,120        55,009          140,129             *
Del Mintz (7).............................   487,725        55,009          542,734          1.69
Sidney R. Knafel (8)...................... 1,843,106       364,944        2,208,050          6.81
Alan J. Patricof (9)......................     7,227        55,009           62,236             *
Warren Potash.............................     1,389        55,009           56,398             *
Michael S. Willner (10)...................   553,088       347,000          900,088          2.78
All directors and officers as a group (15
  in number).............................. 3,320,827     4,937,386        8,258,213         22.31

Neuberger & Berman L.P. (11).............. 4,184,127            --               --         13.04
  605 Third Avenue
  New York, NY 10158
General Electric Investment Corporation
  (12).................................... 2,828,824            --               --          8.82
G.E. Investment Management Incorporated
  (12)....................................   712,131            --               --          2.22
  3003 Summer Street
  Stamford, CT 06904
Baron Capital, Inc.
Ronald Baron (13)......................... 1,988,458            --               --          6.20
  767 Fifth Avenue
  New York, NY 10153
Hyder plc (14)............................ 1,950,000            --               --          6.08
  Swalec Head Offices
  Newport Road
  St. Mellons, Cardif
  South Glamorgen, Wales CF3 9XW
The Capital Group Companies, Inc. (15).... 1,804,610            --               --          5.62
  333 South Hope Street
  Los Angeles, CA 90071

                                               (footnotes on the following page)


---------------

   * Represents less than one percent. (footnotes on the following page)

 (1) Includes shares of Common Stock which may be purchased upon the exercise of options and warrants which are currently exercisable or become exercisable in the next 60 days ("Presently Exercisable Options"). Of the options and warrants shown in the table above, (a) 435,584 options were assumed by NTL in the Merger, having a weighted average exercise price of $1.62 per share;
     (b) 4,417,702 options are employee and non-employee director options that have been issued by NTL under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan or certain other stock option agreements, having a weighted average exercise price of $12.84 per share; and (c) 619,870 are NTL seven-year warrants that were issued pursuant to certain non-competition agreements having an exercise price of $5.57 per share.

 (2) Includes Common Stock and Presently Exercisable Options and Warrants.

 (3) Includes 2,112 shares of Common Stock held by trusts for the benefit of Mr. Blumenthal's children and 75,000 shares held by the George S. Blumenthal Annuity Trust.

 (4) Includes 111 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (5) Includes 133 shares of Common Stock owned by Mr. DellaRocco's wife and 76 shares of Common Stock owned by Mr. DellaRocco's son.

 (6) Includes 74,073 shares of Common Stock held by a partnership in which Mr. McCourtney is a general partner and 556 shares of Common Stock held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (7) Includes 39,181 shares of Common Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children and 25 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

 (8) Includes 32,692 shares of Common Stock owned by Mr. Knafel's wife and 754,134 shares of Common Stock owned by a trust account for the benefit of Mr. Knafel's children, as to which shares Mr. Knafel disclaims beneficial ownership. Includes 26,000 shares owned by a corporation directly and 2,500 shares owned by a trust, as to which Mr. Knafel disclaims beneficial ownership. An additional 78,581 shares are owned by an adult child of Mr. Knafel or by a trust account for the benefit of Mr. Knafel's children as to which shares Mr. Knafel disclaims beneficial ownership.

 (9) Includes 69 shares of Common Stock owned by Mr. Patricof's wife and 268 shares owned by, or in trust for the benefit of, Mr. Patricof's children, as to which shares Mr. Patricof disclaims beneficial ownership.

(10) Includes 117,667 shares of Common Stock held by a trust account for the benefit of Mr. Willner's children, as to which shares Mr. Willner disclaims beneficial ownership.

(11) Based solely upon Schedule 13-G (Amendment No. 1), dated February 10, 1997, filed by Neuberger & Berman L.P. with the Securities and Exchange Commission (the "SEC").

(12) Based solely upon Schedule 13-G (Amendment No. 1), dated February 4, 1997, filed by General Electric Investment Corporation with the SEC, with respect to an aggregate of 3,540,955 shares.

(13) Based solely upon Schedule 13-D, dated April 30, 1996, filed by Baron Capital, Inc. with the SEC.

(14) Based solely upon Schedule 13-D, dated December 19, 1996, filed by Hyder plc with the SEC.

(15) Based solely upon Schedule 13-G, dated February 14, 1997, filed by The Capital Group Companies, Inc. with the SEC.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Companys. Officers, directors and greater than ten percent beneficial owners are required by the SEC's regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, its officers, directors and greater than ten percent beneficial owners have complied with all Section 16(a) filing requirements applicable to them, except that Mr. Willner was inadvertently late in filing a form reporting the sale of Common Stock and each of Mr. Willner and Mr. Knafel inadvertently failed to file a form reporting the distribution of shares from a liquidating trust. Messrs. Willner and Knafel each intend to file such form promptly.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the meeting, two directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Each of the nominees are now serving as directors of the Company and were previously elected by the stockholders of the Company. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
         VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE
                           NOMINEES IDENTIFIED BELOW

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The continuing directors of the Company were elected by the Company's stockholders in 1995 and 1996. The current directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                POSITION
                       NAME                   AGE     (PROPOSED TERM AS DIRECTOR)
        ----------------------------------    ---     ----------------------------
        Alan J. Patricof..................    62      Director (2000)
        Warren Potash.....................    65      Director (2000)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                POSITION
                       NAME                   AGE          (TERM AS DIRECTOR)
        ----------------------------------    ---     ----------------------------
        Sidney R. Knafel..................    66      Director (1998)
        Ted H. McCourtney.................    58      Director (1998)
        Del Mintz.........................    69      Director (1998)
        George S. Blumenthal..............    53      Director, Chairman of the
                                                      Board and Treasurer (1999)
        J. Barclay Knapp..................    40      Director, President, Chief
                                                      Executive Officer and Chief
                                                      Financial Officer (1999)
        Michael S. Willner................    45      Director (1999)

     Additional information as of April 15, 1997 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     Alan J. Patricof, a director of NTL since its formation, is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of Cellular Communications International, Inc. ("CCII"), CoreComm Incorporated, the newly formed parent of Cellular Communications of Puerto Rico, Inc. ("CoreComm") and other privately owned companies.

     Warren Potash, has been a director of NTL since its formation. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he had held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCII and CoreComm.

CONTINUING DIRECTORS

     George S. Blumenthal, has been Chairman, Treasurer and a director of NTL since its formation and has been Chairman, Treasurer and a director of OCOM Corporation, now a subsidiary of NTL ("OCOM") since its inception in 1990. Mr. Blumenthal was also Chief Executive Officer of NTL until October 1996. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI"), which positions he held since CCI's founding in 1981 until its merger (the "CCI Merger") in August 1996 into a subsidiary of AirTouch Communications, Inc. ("AirTouch"). Mr. Blumenthal is Chairman, CEO, Treasurer and a director of CoreComm and is also a director of Andover Togs, Inc.

     J. Barclay Knapp, is the President, Chief Executive Officer, Chief Financial Officer and a director of NTL and has held these positions since its formation with the exception that Mr. Knapp was Chief Operating Officer until October 1996 when he was appointed Chief Executive Officer. Mr. Knapp has also held these positions at OCOM since its inception in 1990, with the exception that he was the Executive Vice President from 1990 until April 1993, when he was appointed President. In addition, Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI, until the CCI Merger.

Mr. Knapp is Executive Vice President, Chief Operating Officer and a director of CCII and also holds the position of President, Chief Operating Officer, Chief Financial Officer and director of CoreComm.

     Sidney R. Knafel, a director of NTL since its formation, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., CCII, CoreComm and some privately owned companies.

     Ted H. McCourtney, a director of NTL since its formation, is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also serves as a director of MedPartners Inc., CCII, CoreComm and several privately owned companies.

     Del Mintz, a director of NTL since its formation, is President of Cleveland Mobile Tele Trak, Inc. and President of Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since June 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such company was acquired by merger with CCI's predecessor in May 1985. Mr. Mintz is also a director of CCII, CoreComm and several privately owned companies.

     Michael S. Willner, a director of NTL since October 1993, has served as President and Chief Operating Officer of Insight Communications Company, L.P. since 1985. Mr. Willner is currently President of Insight Communications, Inc., a position he has held since 1985. Mr. Willner is also a director of Young Broadcasting, Inc.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 50, has been the Company's Senior Vice
President-General Counsel and Secretary since its formation and has held these positions at OCOM since its inception in 1990. Mr. Lubasch was Vice President-General Counsel and Secretary of CCI from July 1987 until the CCI Merger. Mr. Lubasch is also Senior Vice President-General Counsel and Secretary of CCII and CoreComm, as well as Treasurer of CCII.

     Leigh Costikyan Wood, 39, has been the Company's Senior Vice President since October 1996 and is the Chief Operating Officer of the Company's U.K. operations. From April 1993 until the CCI Merger, Ms. Wood had been the Chief Executive Officer of a Joint Venture between CCI and AirTouch. From October 1982 until November 1984, she was Deputy Chief Financial Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood is a certified public accountant and holds an M.B.A. from New York University. Ms. Wood had been Vice President-Operations of CCI from 1984 until the CCI Merger, and continues to hold that position at CoreComm and CCII.

     Gregg Gorelick, 38, has been the Company's Vice President-Controller since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President-Controller of CCI from 1986 until the CCI Merger. He also holds that position at CCII and CoreComm.

     John F. Gregg, 33, has been the Company's Vice President of Corporate Development since August of 1996. Mr. Gregg joined the Company in 1994 as Managing Director of Corporate Development. He is Vice Chairman and a director of Virgin Net, a joint venture between the Company and Virgin Communications Group. Prior to his employment by the Company, Mr. Gregg was employed by Golder, Thoma & Cressey, a venture capital firm. Mr. Gregg has a B.S. from Georgetown University and an M.B.A. from Harvard University.

     Thomas S. DellaRocco, 39, is the Company's Vice President-Networks and Group Director of Network Services of the Company's U.K. operations. Mr. DellaRocco joined the Company in 1993 as Group Director and head of Construction and Planning. Mr. DellaRocco has been a Vice President of NTL since June 1994.

Previously, Mr. DellaRocco held positions in the CCI/AirTouch joint venture as Vice President of Network Services (1991), Vice President of Technical Operations (1989) and Project Manager (1987).

     Steven L. Wagner, 45, is the Company's Vice President-Marketing and is Group Managing Director of the National Media Services division in the Company's U.K. operations. Mr. Wagner joined the Company in February 1994 as Group Director of Consumer Services of the Company's U.K. operations and was appointed Vice President-Consumer Services of NTL in June 1994. Mr. Wagner has spent the past fifteen years in consumer and business related activities. Most recently, Mr. Wagner served as Vice President, Eastern Region for the Walt Disney Company's premium television service, The Disney Channel.

     Hamid R. Heidary, 40, is the Company's Vice President-Operations and the Group Managing Director of the Local Telecoms and Television Services division in the Company's U.K. operations. Mr. Heidary joined the Company in 1993 and has served as the Group Managing Director of the Company's U.K. operations and had been Group Director of Network Services. Mr. Heidary was first appointed as a Vice President of NTL in June 1994. Mr. Heidary has spent over fifteen years in various technical roles within the cable television and communications industry. Prior to joining the Company, Mr. Heidary held the position of Vice President of Engineering at C-COR Electronics, Inc. of Pennsylvania, USA.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During calendar 1996, eleven meetings (including regularly scheduled and special meetings) of the Board of Directors of NTL were held. The Board of Directors has a compensation and option committee and an audit committee. Messrs. Knafel, McCourtney and Mintz serve as members of the Board of Directors' compensation and option committee and Messrs. Mintz, Patricof and Potash serve as members of the Board of Directors' audit committee. The compensation and option committee has a subcommittee comprised of Messrs. McCourtney and Mintz. The compensation and option committee reviews and makes recommendations regarding annual compensation for Company officers and the audit committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar year 1996, the compensation and option committee held three meetings and the audit committee held one meeting. No director during 1996 attended fewer than 77% of the meetings of the Board of Directors of the Company and committee meetings of the Board of which he was a member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board and the committees. In addition, as of December 31, 1996, Messrs. Knafel, McCourtney, Mintz, Patricof, Potash and Willner have each been granted options at the fair market value on the date of grant to purchase an aggregate of 38,666 shares of Common Stock at a weighted average price of $10.35 per share. In addition, Messrs. Knafel, McCourtney, Mintz, Patricof and Potash have each been granted options from OCOM at the fair market value on the date of grant to purchase an aggregate of 17,943 shares of Common Stock at a weighted average price of $2.28 per share. Directors who are not officers are paid a fee of $500 for each Board of Directors meeting and committee meeting that they attend.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation and Option Committee of the Board of Directors (the "Committee") has the responsibility for the design and implementation of the Company's executive compensation program. The Committee is composed entirely of nonemployee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders. To this end, the Company has compensated its executive officers by tying a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to shareholder return. The objective of this approach is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and shareholder value.

     Each year the Committee conducts a review of the Company's executive compensation to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the named executives, the Committee recognizes the fact that certain executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant long-term value for shareholders over the course of the Company's existence. In determining the annual compensation for the Chief Executive Officer, the Committee uses the same criteria as it does for the other named executives.

BASE SALARY

     In furtherance of the Company's incentive-oriented compensation approach set forth above, cash compensation (annual base salary and bonus) is set below levels paid by comparable sized telecommunications companies and is supplemented by equity-based option grants. With respect to 1996, the aggregate annual base salary for the named executive officers increased by approximately $247,000 from 1995 levels. The 1996 base salary for George S. Blumenthal, the Chief Executive Officer of the Company until October 1996, was raised by $82,500 to $137,500. In October 1996, J. Barclay Knapp was named Chief Executive Officer of the Company. The 1996 base salary for Mr. Knapp was raised by $87,500 to $137,500. Prior to the CCI Merger, Messrs. Blumenthal and Knapp received most of their salaries from CCI, the cost of which was indirectly paid by the Company (See footnote (1) to Summary Compensation Table). As a result of the CCI Merger, the amount of their salary paid directly rather than indirectly, has now increased.

STOCK OPTIONS

     Under the Company's stock option plan, stock options were granted to certain Company executive officers during 1996. Information with respect to such option grants to the named executive officers is set forth in the "Option Grants Table."

     Stock options are designed to align the interest of executives with those of shareholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, the executives are provided additional incentive to create shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual option grants, the committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Committee also strives to provide each option recipient with an appropriate incentive to increase shareholder value, taking into consideration their cash compensation levels.

     In 1993, Mr. Blumenthal received an option to purchase 1,386,667 shares of the Common Stock with an exercise price of $8.81 (the fair market value of OCOM's common stock on the date of the grant adjusted to reflect a 4-for-3 stock split (the "Stock Split") by way of stock dividend paid in August 1995). In 1994 and 1996, Mr. Blumenthal did not receive an option grant and in 1995, Mr. Blumenthal received an option to purchase 266,667 shares of Common Stock with an exercise price of $22.88 (the fair market value of the Common Stock on the date of grant adjusted to reflect the Stock Split). In 1996, Mr. Blumenthal exercised options with respect to 100,000 shares of Common Stock at an exercise price of $2.44 per share. Mr. Blumenthal now owns 128,785 shares of Common Stock and holds options to purchase an additional 1,793,426 shares. In 1993, Mr. Knapp received an option to purchase 1,386,667 shares of the Common Stock with an exercise price of $8.81 (the fair market value of OCOM's common stock on the date of the grant adjusted to reflect the Stock Split). In 1994 and 1996, Mr. Knapp did not receive an option grant and in 1995, Mr. Knapp received an option to purchase 266,667 shares of Common Stock with an exercise price of $22.88 (the fair market value of the Common Stock on the date of grant adjusted to reflect the Stock Split). In 1996, Mr. Knapp exercised options with respect to an aggregate of 128,793 shares of Common Stock at a weighted average exercise price of $3.86 per share. Mr. Knapp now owns 140,932 shares of Common Stock and holds options to purchase an additional 1,739,446 shares. The Committee believes that the equity interests in the Company held by the named executive officers, including Messrs. Blumenthal and Knapp, represent a significant incentive to increase overall shareholder value.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the Company's stockholders approved an amendment to the Company's stock option plan to, among other things, comply with the requirements regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus would generally be exempt from the deduction limitations under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                            THE COMPENSATION AND OPTION COMMITTEE
                            Sidney R. Knafel
                            Ted H. McCourtney
                            Del Mintz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the members of the Compensation and Option Committee were Sidney R. Knafel, Ted H. McCourtney and Del Mintz.

     The Company has entered into a Non-Competition Agreement with Mr. Knafel which prohibits Mr. Knafel from entering into a competitive business in the United Kingdom for a period expiring in October 1998. Under the terms of such agreement, the Company is entitled to an injunction against any violation or threatened violation of the Agreement. Mr. Knafel has received warrants to purchase 309,935 shares of Common Stock which are currently exercisable in consideration of his agreement not to compete. The Company had entered into a Consulting Agreement with an entity controlled by Mr. Knafel which has since expired. The aggregate payment made in 1996 under the Consulting Agreement was $270,000. See "Transactions with Related Parties."

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer, the Company's former Chief Executive Officer who resigned in October 1996 and the four other most highly paid executive officers for the three years ended December 31, 1996.

                         SUMMARY COMPENSATION TABLE (1)

                                                                              LONG-TERM
                                                                             COMPENSATION
                                          ANNUAL COMPENSATION                   AWARDS
                             ---------------------------------------------   ------------
                                                              OTHER ANNUAL   COMMON STOCK
                                     SALARY        BONUS      COMPENSATION    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR      ($)        ($)(3)         ($)(4)       OPTIONS(#)    COMPENSATION(5)
---------------------------  ----   ---------   -----------   ------------   ------------   ---------------
George S. Blumenthal (2)...  1996    137,500           --             --             --          3,000
  Chairman and Treasurer     1995     55,000           --             --        266,667             --
                             1994     50,000           --             --             --             --

J. Barclay Knapp (2).......  1996    137,500           --             --             --          3,000
  President, Chief           1995     50,000      100,000             --        266,667             --
  Executive Officer and      1994     50,000       75,000             --             --             --
  Chief Financial
  Officer

Thomas S. DellaRocco.......  1996    149,000       63,100         88,133(a)      35,000          2,500
  Vice President --          1995    131,000       54,400         62,690(b)      33,333             --
  Networks                   1994    120,000       53,400         57,647(c)      33,333             --


Steven L. Wagner...........  1996    186,000       84,600         98,393(d)      50,000          2,500
  Vice President --          1995    168,000       70,000        140,163(e)      33,333             --
  Marketing                  1994    136,800       77,000         96,999(f)      26,667             --


Hamid R. Heidary...........  1996    184,000       84,600         82,490(g)      50,000          2,500
  Vice President --          1995    159,000       68,600         79,236(h)      33,333             --
  Operations                 1994    140,000       66,700         74,645(i)      40,000             --


John F. Gregg..............  1996    123,750           --             --         50,000          4,803
  Vice President --          1995    108,333      135,000             --         53,333             --
  Corporate Development      1994     90,000       60,000             --         20,000             --


---------------

(1) Through August 1996, officers and other employees of CCI provided management, financial and legal services to the Company. Amounts charged to the Company for these services consisted of salaries and indirect costs allocated to NTL. For the years ended December 31, 1996, 1995 and 1994, CCI charged the Company approximately $1,194,000, $1,644,000 and $977,000, respectively. In August 1996, officers and other employees of the Company began providing management, financial and legal services to CCII and CoreComm. In 1996, the Company charged CCII and CoreComm $351,000 and $200,000, respectively, which included salaries and indirect costs. In the opinion of management of the Company, the above allocations are reasonable. Through August 1996, Messrs. Blumenthal and Knapp also received salaries from CCI.

(2) In October 1996, Mr. Blumenthal resigned as Chief Executive Officer of the Company and Mr. Knapp was appointed Chief Executive Officer of the Company.

(3) As to Messrs. Blumenthal, Knapp and Gregg, 1996 bonuses have not yet been determined.

(4) Other annual compensation reflects perquisites, including housing allowances and car and fuel allowances, as follows:

        (a) housing allowance of $85,966 and car and fuel allowance of $2,167.
        (b) housing allowance of $49,617 and car and fuel allowance of $13,073.
        (c) housing allowance of $47,585 and car and fuel allowance of $10,062.
        (d) housing allowance of $85,351 and car and fuel allowance of $13,042.
        (e) housing allowance of $120,339 and car and fuel allowance of $19,824.
        (f) housing allowance of $92,145 and car and fuel allowance of $4,854.
        (g) housing allowance of $70,808 and car and fuel allowance of $11,682.
        (h) housing allowance of $65,113 and car and fuel allowance of $14,123.
        (i) housing allowance of $64,416 and car and fuel allowance of $10,229.

(5) All Other Compensation reflects the Company's match of employee contributions to a 401(k) plan.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                               VALUE
                                                   INDIVIDUAL GRANTS                  AT ASSUMED ANNUAL RATES
                                      --------------------------------------------               OF
                                      NUMBER OF  % OF TOTAL                           STOCK PRICE APPRECIATION
                                      SECURITIES  OPTIONS                                       FOR
                                      UNDERLYING GRANTED TO  EXERCISE                      OPTION TERM(2)
                                       OPTIONS   EMPLOYEES   OR BASE                  ------------------------
                                       GRANTED   IN FISCAL    PRICE     EXPIRATION     5%($)           10%($)
NAME                                   (#)(1)       YEAR     ($/SHARE)     DATE        $39.30          $62.58
------------------------------------- ---------  ----------  --------   ----------    --------        --------
George S. Blumenthal.................       --         --         --           --           --              --
J. Barclay Knapp.....................       --         --         --           --           --              --
Thomas S. DellaRocco.................   35,000       2.53%    24.125     03/25/06      531,125        1,345,925
Steven L. Wagner.....................   50,000       3.62     24.125     03/25/06      758,750        1,922,750
Hamid R. Heidary.....................   50,000       3.62     24.125     03/25/06      758,750        1,922,750
John F. Gregg........................   50,000       3.62     24.125     03/25/06      758,750        1,922,750

---------------

(1) All options were granted on March 26, 1996 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market ("NNM") on such date; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1997 and an additional 20% will become exercisable on each of January 1, 1998, 1999 and 2000. Upon a change of control of the Company (other than as contemplated by the Subscription Agreement) all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding option exercises during 1996 by the named executive officers and the value at December 31, 1996 of unexercised in-the-money options held by each of the named executive officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES       VALUE OF
                                                                UNDERLYING       UNEXERCISED IN-THE-
                                SHARES                     UNEXERCISED OPTIONS    MONEY OPTIONS AT
                              ACQUIRED ON                     AT FY-END (#)          FY-END ($)*
                               EXERCISE         VALUE        EXERCISABLE (E)/     EXERCISABLE (E)/
NAME                              (#)        REALIZED ($)   UNEXERCISABLE (U)     UNEXERCISABLE (U)
----------------------------- -----------    ------------  --------------------  -------------------
George S. Blumenthal.........   100,000       2,262,500         1,356,093(E)         21,863,194(E)
                                                                  437,333(U)          4,938,680(U)

J. Barclay Knapp.............   128,793       3,430,698         1,302,113(E)         20,767,503(E)
                                                                  437,333(U)          4,938,680(U)

Thomas S. DellaRocco.........        --              --           125,222(E)          1,608,084(E)
                                                                   81,333(U)            501,914(U)

Steven L. Wagner.............        --              --            39,333(E)            158,916(E)
                                                                   70,667(U)            169,836(U)

Hamid R. Heidary.............        --              --            47,333(E)            216,166(E)
                                                                   76,000(U)            208,000(U)

John F. Gregg................        --              --            43,332(E)            148,914(E)
                                                                   80,001(U)            179,002(U)

---------------

* Based on the closing price on the NNM on December 31, 1996 of $25.25.

PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative shareholder return during the period from October 14, 1993 through December 31, 1996 as well as The Nasdaq Stock Market (U.S.) Index and the Center for Research in Security Prices ("CRSP") Index of Nasdaq Telecommunications Stocks during such period.

        Measurement Period
      (Fiscal Year Covered)               NTL INC           PEER GROUP          BROAD MARK
10/14/93                                 100.00              100.00              100.00
12/31/93                                 108.50               91.83              100.51
12/31/94                                 127.59               76.64               98.25
12/31/95                                 112.64              100.36              138.94
12/31/96                                 116.09              102.59              170.91

---------------

NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1997.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1997 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and have no effect on the outcome of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

                           VOTE FOR SUCH RATIFICATION

                  PROPOSAL TO AMEND EMPLOYEE STOCK OPTION PLAN
                                    (ITEM 3)

GENERAL

     In 1993, the then sole stockholder of the Company approved the International CableTel Incorporated 1993 Stock Option Plan which has since been amended and restated and renamed the NTL Incorporated 1993 Stock Option Plan (the "Option Plan"). In order to continue and to enhance the effectiveness of the Option Plan, the Board of Directors has approved a proposal (the "Proposal") to amend the Option Plan, subject to approval by stockholders at the Annual Meeting. Summaries of the Proposal and the other material Option Plan provisions are set forth below. The summaries are qualified in their entirety by the full text of the Option Plan, as amended to reflect the Proposal, attached to this Proxy Statement as Appendix A. The provision added to the Option Plan by the Proposal is underlined. The provision deleted by the Proposal is crossed out with a solid line on such appendix.

SUMMARY OF PROPOSAL

     The Proposal seeks to amend the Option Plan by increasing the total number of shares available for issuance under the Option Plan from 5,053,333 to 6,653,333 shares (an increase of 1,600,000 shares, or approximately 4.9% of the total shares of Common Stock outstanding as of the record date). Any options granted with respect to the 1,600,000 shares referred to above will be granted at no less than 85% of the fair market value of such shares on the date of grant.

SUMMARY OF MATERIAL PLAN PROVISIONS NOT AFFECTED BY PROPOSAL

     Under the terms of the Option Plan, incentive stock options within the meaning of sec.422 of the Code ("ISOs") and nonqualified stock options ("NQSOs") to purchase Common Stock may be granted to employees (herein after referred to as an "optionee") of the Company and any of its subsidiaries or parent corporations, or affiliates. ISOs may be granted only to employees (including, without limitation, officers and directors who are employees) of the Company, its present or future divisions and subsidiary corporations and parent corporations and NQSOs may also be granted to employees of affiliated entities of the Company who are designated by the Board of Directors to participate in the Option Plan. The closing price of the Common Stock on the Nasdaq Stock Market's National Market on April 14, 1997 was $19.875.

     Each ISO and NQSO will be exercisable over a period, determined by the Committee (as hereinafter defined) in its discretion, not to exceed 10 years from the date of grant. Options may be exercisable during the option period at such times, and in such amount, in accordance with such terms and conditions, and subject to such restrictions as are set forth in the option agreement evidencing the grant of such options. Outstanding options will be exercisable in full if (i) any corporation, person or other entity (other than the Company) makes a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, (iii) the beneficial ownership of securities representing more than 15 percent of the voting power of the Company is acquired by any person or (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

     The exercise price of an ISO may not be less than 100 percent of the fair market value of the shares of the Common Stock on the date of grant of such option. (The exercise price of an ISO or a NQSO is referred to hereinafter as the "Option Price.") The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, stock splits or other specified corporate transactions. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the Option Price. Payment of the Option Price is to be made in such manner as the Committee may provide in the applicable stock option agreement.

     Except as specifically provided in the applicable option agreement, no option may be transferred by an optionee during his lifetime. If the option agreement so provides, an optionee may transfer NQSOs during his or her lifetime to certain family members or family controlled trusts or partnerships. If the employment of an optionee terminates for any reason (other than for cause or by reason of death, disability or, in the case of NQSOs, retirement) the optionee (or, as applicable, a permitted transferee) may, within a three month period following such termination, exercise an option to the extent he or she was entitled to do so at the date of termination. If an optionee dies while employed (or within three months after termination of employment, other than termination for cause), or terminates employment by reason of disability or, in the case of NQSOs, retirement, all previously granted options (to the extent otherwise exercisable), except those that have previously terminated, may be exercised by the person or persons to whom the optionee's rights pass within one year after the optionee's death or by the optionee (or, as applicable, by a permitted transferee) within one year after the optionee's disability or retirement. In no case, however, may options be exercised later than the expiration date specified in the grant.

     No options may be granted under the Option Plan after the expiration of 10 years following its effective date. In general, the Option Plan shall be administered by the Compensation and Option Committee of the Board of Directors. The Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the type of options to be granted, and the terms, conditions, provisions and kind of consideration relating to the exercise of the options. The Committee may interpret the Option Plan and may at any time adopt such rules and regulations for the Option Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Option Plan and change its terms and conditions, and any such amendment will become effective without shareholder approval unless required by applicable law or the rules or regulations of a securities exchange or regulatory agency.

     As the Committee has discretion to make grants, the amounts that could be granted to executive officers and other participants cannot be determined at this time.

CERTAIN UNITED STATES INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States income tax consequences under current United States income tax laws relating to grants under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

NQSOS

     Grant -- An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO.

     Exercise -- Except as noted below, upon the exercise of a NQSO the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. The Company will be generally entitled to a deduction of a corresponding amount at that time. The Company's deduction upon exercise of NQSO by an executive officer may be subject to the limitations of sec.162(m) of the Code if the NQSO was granted at an exercise price less than fair market value of the shares on the date of grant. If an optionee's sale of shares acquired by the exercise of a NQSO could subject the optionee to suit under Section 16(b) of the Exchange Act ("Section 16(b) liability"), then the recognition and determination of the amount of income by the employee, and the corresponding deduction by the Company, may be postponed to a later date. However, the optionee may elect under sec.83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above. As recently amended, Section 16(b) of the Exchange Act generally does not impose Section 16(b) liability upon a sale of shares received upon exercise of a NQSO if the grant of the NQSO satisfied certain approval requirements under Rule 16b-3 as promulgated under
Section 16(b) of the Exchange Act (provided that no other nonexempt purchases have been made less than six months either before or after such sale).

     An optionee's tax basis for shares acquired upon exercise of a NQSO will be equal to the fair market value of such shares on the date that governs the determination of optionee's ordinary income. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the NQSO was held.

     Sale -- In the event of a sale of shares received upon exercise of a NQSO, any gain or loss after the date ordinary income is recognized by the optionee in respect of the option exercise will generally be a capital gain or loss, assuming the shares are held as capital assets. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which ordinary income is recognized by the optionee in respect of the option exercise.

     In the event an optionee transfers, without consideration, a NQSO to certain family members or family-related entities, the transfer should generally not result in the recognition of income by the optionee. The exercise of the NQSO by the transferee will generally result in the recognition of ordinary income by the optionee who transferred the option (or, in the event the optionee dies prior to the exercise, by the optionee's estate) in an amount and at the time described above. The Company should be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee upon the exercise of the transferred NQSO. If the shares of Common Stock acquired upon exercise of the NQSO are thereafter disposed of, the transferee will generally recognize a capital gain (or loss) equal to the difference between the amount realized on the disposition and the transferee's basis in the shares. The transferee's basis in the shares of Common Stock acquired upon exercise of the NQSO will be equal to the fair market value of the shares on the date that governs the determination of the optionee's ordinary income.

ISOS

     Grant -- An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of an ISO.

     Exercise -- An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the timely exercise of an ISO. The timely exercise of an ISO may, however, affect the computation of the optionee's alternative minimum tax. Exercise by an optionee of an ISO will be timely if made while the optionee is employed by the Company or within three months after the cessation of such employment (one year if the optionee is disabled within the meaning of Section 22(e)(3) of the Code). If the exercise of an ISO is not timely, the ISO will be taxed according to the rules described above for NQSOs.

     An optionee's tax basis for shares acquired upon exercise of an ISO will be equal to the exercise price paid for such shares. The holding period for the shares will begin on the date of exercise and, accordingly, will not include the period during which the ISO was held.

     To the extent that the aggregate fair market value of shares (determined as of the date of grant) with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, such ISOs will be taxed according to the rules described above for NQSOs.

     Sale -- If an optionee makes a disposition of shares pursuant to an ISO, and such shares were held for more than two years from the date of grant of such ISO and one year from the transfer of such shares to the optionee, then any gain or loss realized upon such disposition will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction. If, however, the optionee makes a disposition of shares acquired pursuant to an ISO within either two years from the date of the grant of such ISO or one year from the transfer of such shares of the optionee (a "Disqualifying Disposition"), then any gain realized will generally be taxable as follows: (i) as ordinary income in an amount equal to any excess of (a) the lesser of the fair market value of the shares on the date the ISO is exercised (the value and timing of recognition on a later date may govern in the case of an optionee whose sale of the shares could subject him or her to suit under
Section 16(b) of the Exchange Act as discussed above for NQSOs) or the amount realized on the Disqualifying Disposition, over (b) the exercise price, and (ii) as capital gain to the extent of any excess of the amount realized on the Disqualifying Disposition over the fair market value of the shares on the date that governs the determination of this ordinary income. In such case, the Company will be entitled to a deduction at the time of the Disqualifying Disposition for the amount taxable to the optionee as ordinary income, subject to the application of Section 162(m) of the Code. Any loss realized upon a Disqualifying Disposition will generally be a capital loss, and will be a long-term capital loss if the holding period for the disposed shares is more than one year.

VOTE REQUIRED FOR ADOPTION

     The affirmative vote of the holders of shares representing a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval of the Proposal. In determining whether the Proposal has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the Proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. The Option Plan amendment will become effective if and when the stockholders vote in favor of the Proposal. If the Proposal should not be approved by the stockholders, the Option Plan will be continued as in effect prior to the amendment described herein.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                             VOTE FOR SUCH PROPOSAL

                       TRANSACTIONS WITH RELATED PARTIES

     In October 1993, the Company entered into a consulting agreement (the "Consulting Agreement") with Insight Communications Company, L.P. ("Insight U.S."), under which Insight U.S. provides advice and assistance to the Company with respect to its cable television and telecommunications operations in the United Kingdom. Mr. Knafel, through a wholly-owned corporation, is a limited partner in Insight U.S., and controls indirectly the general partner of Insight U.S. Mr. Willner is a limited partner in Insight U.S. and its general partner. Pursuant to the Consulting Agreement, which had an initial term of three years, the Company agreed to pay Insight U.S. a fee of $50,000 per month for the first year, $40,000 per month for the second year and $30,000 per month for the third year. The Consulting Agreement was terminated in accordance with the terms of the agreement and expired in October 1996.

     In October 1993, the Company also entered into non-competition agreements with Sidney R. Knafel, Michael S. Willner and other persons associated with Insight U.K. The non-competition agreements prohibit Messrs. Knafel and Willner and others from entering into a competitive business in the United Kingdom for a period ending in 1998 with respect to Mr. Knafel, ending in 1998 (subject to reduction) for Mr. Willner, and a shorter period of time for the others. Under the terms of such agreements, the Company is entitled to an injunction against any violation or threatened violation of the non-competition agreements. Messrs. Knafel and Willner and others have received warrants to purchase an aggregate of 898,364 shares of Common Stock which are currently exercisable in consideration of their agreements not to compete.

     Pursuant to an acquisition agreement entered into in 1993, at the 1996 Annual Meeting of Stockholders, the Company nominated Michael S. Willner for reelection to the Board of Directors for an additional three-year term.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement on or before December 29, 1997, to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting.

                                 OTHER BUSINESS

     The management does not intend to bring any other matters before the meeting. The management is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or at any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                         By order of the Board of Directors,

                                             RICHARD J. LUBASCH
                                                 Secretary
New York, New York
April 28, 1997

                                                                      APPENDIX A

                                NTL INCORPORATED

                             1993 STOCK OPTION PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 3, 1997)

1.  PURPOSE; CONSTRUCTION.

     This NTL Incorporated 1993 Stock Option Plan, as amended and restated effective June 3, 1997 (the "Plan"), is intended to encourage stock ownership by employees of NTL Incorporated (the "Corporation") and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees and directors (who are employees) to remain in the employ of the Corporation or its affiliates and to put forth maximum efforts for the success of the business. It is further intended that options ("Options") granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options").

2.  DEFINITIONS.

     As used in this Plan, the following words and phrases shall have the meanings indicated;

          (a) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (c) "Fair Market Value" per share as of a particular date shall mean
     (i) if the shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on such date or on the last preceding date on which there was a sale of Common Stock in such market, (ii) if the shares of Common Stock are then admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, or if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share on such date or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (iii) if the shares of Common Stock are not then traded in an over-the-counter market, admitted to quotation on NASDAQ or other comparable quotation system, or listed on a national securities exchange, such value as the Committee in its discretion may determine.

          (d) "Optionee" shall mean a person who has been granted an Option under the Plan.

          (e) "Parent Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (f) "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

          (g) "Subsidiary Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (h) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary Corporations.

3.  ADMINISTRATION.

     The Plan shall be administered by the Compensation and Option Committee of the Corporation's Board of Directors or such other committee appointed either by the Board of Directors of the Corporation (the "Board") or by such Compensation and Option Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, appointed by the Board or by the Compensation and Option Committee of the Board, or by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, as a result of the recusal of those members who do not qualify as non-employee directors; and, provided further, to the extent determined necessary to satisfy the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and the treasury regulations thereunder, action by the Committee may be by a committee comprised solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the treasury regulations thereunder, appointed by the Board or by the Compensation and Option Committee. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan, including, but not limited to, the authority of the Committee to make grants qualifying for the performance-based compensation exception under Section 162(m) of the Code and the treasury regulations thereunder.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.  ELIGIBILITY.

     Options may be granted (i) to employees (including, without limitation, officers and directors who are employees) of the Corporation, its present or future divisions and Subsidiary Corporations and Parent Corporations and (ii) in the case of Nonqualified Stock Options, also to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.  STOCK.

     The stock subject to Options hereunder shall be shares of the Corporation's Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 5,053,333 6,653,333. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 8(j) hereof.

     In the event that any outstanding Option under the Plan for any reason expires or is canceled, surrendered or otherwise terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Notwithstanding the foregoing, the expiration, cancellation, surrender or termination of an Option, to the extent consistent with Section 162(m) of the Code and the treasury regulations thereunder, shall not be disregarded for purposes of applying the individual limit on the maximum number of shares, as provided in Section 8(f), that may be purchased in connection with Options granted under the Plan with respect to any individual.

6.  INCENTIVE STOCK OPTIONS.

     Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.

          (a) Value of Shares. Any options granted as Incentive Stock Options shall be traded as Nonqualified Stock Options to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which such Options granted under this Plan and all other option plans of the Corporation and any Parent or Subsidiary Corporation which would become exercisable for the first time by such Optionee during any calendar year exceeds $100,000.

          (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five
     (5) years from the date of grant of such Incentive Stock Option.

7.  NONQUALIFIED STOCK OPTIONS.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted pursuant to the Plan shall be evidenced by a written agreement (an "Option Agreement") between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option, and which, in the case of Nonqualified Stock Options, shall be determined by the Committee. The Option Price shall be subject to adjustment as provided in
     Section 8(i) hereof. An Option shall be considered to be granted on the later of the date the Committee adopts a resolution expressly granting such Option or the date the Plan is approved by the Stockholders of the Company.

          (d) Medium and Time of Payment. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the Option Agreement, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted shares of Common Stock that have been owned by the Optionee or, as applicable, a permissible transferee (as provided in Section 8(i)) for at least six months, any other manner permitted by law as determined by the Committee, or any combination of the foregoing.

          (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; and further provided, however, this such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 8(g) and 8(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or to such individual(s) as the Committee may from time to time designate.

          (f) Limitation on Awards. Commencing with the 1996 calendar year, grants of options under the Plan to any individual in any calendar year shall be limited to Options to purchase no greater than 300,000 shares of Common Stock.

          (g) Termination.  Except as provided in this Section 8(g) and in
     Section 8(h) hereof, an Option may not be exercised by the Optionee to whom it was granted or by a transferee to whom such Option was terminated (as provided in Section 6(j)) unless the Optionee is then in the employ of the Corporation or a division or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which
     Section 424(a) of the Code applies) or an affiliated entity, and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability or, in the case of Nonqualified Stock Options, retirement), all Options granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)) that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by a transferee within three (3) months after such termination; provided, however, that if the employment of an Optionee shall terminate for cause, all Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)) shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions, Parent or Subsidiary Corporations or Affiliated entities or interfere in any way with the right of the Corporation or any such division, Parent or Subsidiary Corporation or affiliated entity to terminate such employment.

          (h) Death, Disability or Retirement of Optionee. If an Optionee shall die while employed by the Corporation or a division thereof or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) or an Affiliated Entity, or within three (3) months after the termination of such Optionee's employment, other than for cause, or if the Optionee's employment shall terminate by reason of Disability or, in the case of Nonqualified Stock Options, retirement, all Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)), to the extent otherwise exercisable at the time of death or termination of employment, may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, or by a transferee (as provided in Section 8(i)), at any time within one year after the date of death, Disability or retirement of the Optionee.

          (i) Nontransferability of Options. Except as provided in this Section 8(i), no Option granted hereunder shall be transferable by the Optionee to whom granted, other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. To the extent the Option Agreement so provides, and subject to such conditions as the Committee may prescribe, an Optionee may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Options granted to such Optionee pursuant to such agreement, without consideration therefor, to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Optionee and/or the members of his or her immediate family, or to a partnership or partnerships whose only partners are the Optionee and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this
     Section 8(i) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 8(i), the term "immediate family" shall mean, with respect to a particular Optionee, the Optionee's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option and the Plan shall be binding upon a permissible transferee, and the beneficiaries, executors, administrators, heirs and successors of the Optionee and, as applicable, a permissible transferee.

          (j) Effect of Certain Changes.

             (1) If there is any change in the number of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, or other corporate transactions affecting the capitalization of the Corporation, the aggregate number of shares of Common Stock available for Options, the aggregate number of shares of Common Stock available for distribution under the Plan to any single individual with respect to Options granted hereunder, the number of such shares covered by outstanding Options, and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share. In the event of any other extraordinary corporate transaction, including but not limited to distributions of cash or other property to the Corporation's shareholders, the Committee may equitably adjust outstanding Options as it deems appropriate.

             (2) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options (unless earlier terminated in accordance with their terms) as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

             (3) If while unexercised Options remain outstanding under the Plan
        --

                (i) any corporation, person or other entity (other than the Corporation) makes a tender or exchange offer for shares of the Common Stock pursuant to which purchases are made ("Offer"), or

                (ii) the stockholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                (iii) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 15% of the combined voting power of the Corporation is acquired by any "person" as defined in section 13(d) and 14(d) of the Exchange Act, or

                (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period), then from and after the date of the first purchase of Common Stock pursuant to such Offer, or the date of any such stockholder approval or adoption, or the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, whichever is applicable (the applicable date being referred to hereinafter as the "Acceleration Date"), all Options shall be exercisable in full, whether or not otherwise exercisable. Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof.

             Notwithstanding the foregoing, the transactions contemplated by the Subscription Agreement or the transactions related thereto shall not give rise to an Acceleration Date (including, but not limited to, any distribution or acquisition by any Person deemed not to be an "Acquiring Person" under the shareholders rights plan referred to in the Subscription Agreement). The "Subscription Agreement" means that certain Subscription Agreement, dated as of April 8, 1993, by and among Insight Communications Company U.K., L.P., OCOM Corporation and the Corporation, as amended.

             (4) Paragraphs (2) and (3) of this Section 8(j) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof, receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

             (5) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

             (6) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

             (7) Except as hereinbefore expressly provided in this Section 8(j), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

          (k) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(j) hereof.

          (l) Rights as an Employee. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Optionee any right to continue in the employ of the Corporation or affect the right of the Corporation to terminate the employment of any Optionee at any time with or without cause.

          (m) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9.  AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.

     If the Committee shall so require, as a condition of exercise, each Optionee shall agree that --

          (a) no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

          (b) the Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local and employment taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

10.  TERM OF PLAN.

     Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

11.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that no amendment that requires stockholder approval under applicable Delaware law, under the rules or regulations of any securities exchange or regulatory agency, or in order for the Plan to continue to comply with Rule 16b-3 or, if applicable, to comply with the exception for qualified performance-based compensation under Code Section 162(m), or in order for Options intended to constitute Incentive Stock Options to satisfy the requirements of Section 422 of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee or, as applicable, a permissible transferee (as provided in Section 8(i)) is obtained.

12.  INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, Sections 162(m) and 422 of the Code, and all provisions hereof shall be construed in a manner to so comply.

13.  APPROVAL AND RATIFICATION BY STOCKHOLDERS.

     The Plan shall take effect as set forth in Section 16 upon its adoption by the Board of Directors, but shall be subject to its approval and ratification by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, which approval and ratification must occur within twelve months after the date that the Plan is adopted by the Board.

14.  EFFECT OF HEADINGS.

     The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

15.  GOVERNING LAW.

     The Plan shall be governed by the laws of the State of Delaware.

16.  EFFECTIVE DATE OF PLAN.

     The effective date of the Plan is the date the Plan is adopted by the Board.

          NTL INCORPORATED, 110 EAST 59TH STREET, NEW YORK, N.Y. 10022
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 3,
                                      1997

    The undersigned hereby appoints George S. Blumental, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies that represent the undersigned at the Annual Meeting of Stockholders of NTL Incorporated ("the Company") to be held at 9:45 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019 and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

1.  Election of Directors:      Nominees: Alan J. Patricof and Warren Potash

[ ] VOTE FOR both nominees listed, except as marked to the contrary above        [ ] VOTE WITHHELD from both
    (IF ANY). (To withhold your votes for either individual nominee strike       nominees.
    a line through the nominee's name in the list above.)

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                          [ ] FOR                    [ ] AGAINST                       [ ] ABSTAIN

3.  Approve an amendment to the Company's Employee Stock Option Plan.

                          [ ] FOR                    [ ] AGAINST                       [ ] ABSTAIN

                     (Please date and sign on reverse side and return promptly.)

(Continued from other side)

4. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated , 1997

                                             In case of joint owners, each joint
                                             owner must sign. If signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE.